AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION

                         U.S. BANK NATIONAL ASSOCIATION

      FIRST. The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "U.S. Bank National Association."

      SECOND. The main office of the Association shall be in the City of Minneapolis, County of Hennepin, State of Minnesota. The general business of the Association shall be conducted at its main office and branches.

      THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five members. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. Between meetings of the shareholders held for the purpose of electing Directors, the Board of Directors by a majority vote of the full Board may increase the size of the Board by not more than four Directors in any one year, but not to more than a total of twenty-five Directors, and fill any vacancy so created in the Board. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting. Each Director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association, or any equivalent interest in stock of First Bank System, Inc.

      FOURTH. The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on such day of each year as is specified therefor in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

      FIFTH. The authorized amount of capital stock of this Association shall be divided into 5,000,000 shares of common stock at the par value of One Hundred Dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

      If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional share in proportion to the number of shares of said capital stock owned by him at the


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time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

      If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

      The Association, and at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. In the event said debt obligations are convertible to capital stock of the Association, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of capital stock owned by him one month prior to the issuance of capital stock in satisfaction of said convertible debt obligations.

      SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board may also appoint one or more of its members to serve as Vice Chairman. The Board shall have the power to appoint such officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers and employees of this Association; and to dismiss any of such officers or employees and appoint others to take their place.

      The Board of Directors shall have the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to regulate the manner in which any increase of the capital of the Association shall be made; to make all By-laws that may be lawful for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

      SEVENTH. The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the City of Minneapolis, Minnesota, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the


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Currency; and shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

      EIGHTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

      NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time; provided, however, that unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place, and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association at their respective addresses as shown upon the books of the Association.

      TENTH. Any action required to be taken at a meeting of the shareholders or directors of or any action which may be taken at a meeting of shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is place on the writing, or such earlier date as is set forth therein.

      ELEVENTH. Meetings of the Board of Directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

      TWELFTH. (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be


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indemnified by the Corporation, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.


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      (c) To the extent that a director, officer, employee or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Except as set forth in paragraph (c) of this Article, any indemnification under paragraphs (a) and (b) of this Article (unless ordered by the court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or seeking advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

      (g) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not


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the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.

      (h) For purpose of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

      (j) The indemnification and advancement of expenses hereby provided shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount. The notice of any shareholders' meeting at which an amendment to the Articles of Association of this Association is to be considered shall be given as hereinabove set forth.

(Adopted August 1, 1997)


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